UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2020

Brownie’s Marine Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 NW 25 Avenue, Suite 1, Pompano Beach, FL 33069

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (954) 462-5570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on March 7, 2019 Brownie’s Marine Group, Inc. (the “Company”) issued and sold to Mr. Charles Hyatt, an accredited investor, a unit of the securities of the Company, with the unit consisting of 50,000,000 shares of our common stock, par value $0.0001 per share, and an 18 month common stock purchase warrants to purchase 50,000,000 shares of our common stock exercisable at $0.01 per share (the “Warrant”). In February 2020 Mr. Hyatt exercised a portion of the Warrant representing 12,500,000 shares of our common stock. On April 2, 2020 Mr. Hyatt exercised an additional portion of the Warrant representing 10,000,000 shares of common stock. We received proceeds of $100,000 from this partial Warrant exercise. We did not pay any fees or commissions in connection with the exercise of a portion of the Warrant and we are using the proceeds for general working capital. The issuance of the shares of our common stock to Mr. Hyatt upon the partial exercise of the Warrant was exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided by Section 3(a)(9) of such act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brownie’s Marine Group, Inc.

Date: April 2, 2020	By:	/s/ Robert M. Carmichael
Robert M. Carmichael, Chief Executive Officer

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